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INDEPENDENT AUDITORS' CONSENT                                        Exhibit 23


We consent to the incorporation by reference in Registration Statement No. 333-78 of Summit Properties Inc., on Form S-8, of our report dated March 19, 2003, appearing in this Annual Report on Form 11-K of Summit Properties Inc. 1996 Non-Qualified Employee Stock Purchase Plan as of December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002.




/S/ DELOITTE & TOUCHE LLP
Charlotte, North Carolina

March 21, 2003